SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

November 5, 2002
Date of Report (Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1631-B South Melrose Dr., Vista, CA		92083
(Address of principal executive offices)		(Zip Code)

(760) 727-1002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

               On November 5, 2002, Pan Pacific Retail Properties, Inc., a Maryland corporation (“Pan Pacific”), MB Acquisition, Inc., a Maryland corporation and  a wholly-owned subsidiary of Pan Pacific (“Merger Sub”) and Center Trust, Inc., a Maryland corporation (“Center Trust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by two-thirds of the stockholders of Center Trust), Merger Sub will be merged with and into Center Trust (the “Merger”) and Center Trust will continue as the surviving corporation.  In connection with the Merger, holders of outstanding shares of Center Trust common stock will receive, in exchange for each share of Center Trust common stock held by them, 0.218 (the “Exchange Ratio”) shares of Pan Pacific common stock.  The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

               Concurrently with the execution of the Merger Agreement, Pan Pacific and certain executive officers of Center Trust have entered into a Stockholder Voting Agreement (“Officer Voting Agreement”) pursuant to which such executive officers have, among other things, agreed to vote in favor of the Merger.  These executive officers of Center Trust collectively own 3.93% of Center Trust’s outstanding common stock.  Also, in connection with the execution of the Merger Agreement, Lazard Frères Real Estate Investors L.L.C., a New York limited liability company, LF Strategic Realty Investors L.P., a Delaware limited partnership, Prometheus Western Retail Trust, a Maryland real estate investment trust, Prometheus Western Retail, LLC, a Delaware limited liability company (collectively, the “Lazard Entities”), and Pan Pacific entered into a Stockholders Voting Agreement (the “Lazard Voting Agreement”) pursuant to which the Lazard Entities have, among other things, agreed to vote shares representing 48.07% of Center Trust’s outstanding common stock in favor of the Merger.

               Concurrently with the execution of the Merger Agreement, Pan Pacific has entered into a Stockholders' Rights Agreement (the "Rights Agreement") with the Lazard Entities. Pursuant to the Rights Agreement, Pan Pacific has agreed to file a shelf registration statement relating to the resale of the shares of Pan Pacific common stock issued to the Lazard Entities in connection with the Merger. The Rights Agreement also provides that the Lazard Entities are entitled to certain information rights so long as they continue to hold 25% of the Pan Pacific common stock they receive in the Merger.

               The Merger Agreement is attached hereto as Exhibit 2.1, the Rights Agreement is attached hereto as Exhibit 4.1, the Officer Voting Agreement is attached hereto as Exhibit 10.1 and the Lazard Voting Agreement is attached as Exhibit 10.2 hereto.  On November 6, 2002, Pan Pacific and Center Trust issued a joint press release regarding the execution of the Merger Agreement which is attached hereto as Exhibit 99.1.

Item 7(c).	Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc. MB Acquisition, Inc. and Center Trust, Inc.

4.1

Stockholders' Rights Agreement dated as of November 5, 2002, by and among Lazard Frères Real Estate Investors LLC, LF Strategic Realty Investors LP., Prometheus Western Retail Trust, Prometheus Western Retail, LLC and Pan Pacific Retail Properties, Inc.

10.1	Stockholder Voting Agreement dated as of November 5, 2002, by and among Edward D. Fox, Jr., Stuart J.S. Gulland, Edward A. Stokx and Pan Pacific Retail Properties, Inc.

10.2

Stockholders Voting Agreement dated as of November 5, 2002, by and among Lazard Frères Real Estate Investors LLC, LF Strategic Realty Investors LP, Prometheus Western Retail Trust, Prometheus Western Retail, LLC and Pan Pacific Retail Properties, Inc.

99.1	Joint press release dated November 6, 2002.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN PACIFIC RETAIL PROPERTIES, INC.

Date:	November 7, 2002	By:	/s/ JOSEPH B. TYSON

		Name:	Joseph B. Tyson
		Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc., MB Acquisition, Inc. and Center Trust, Inc.

4.1

Stockholders’ Rights Agreement dated as of November 5, 2002, by and among Lazard Frères Real Estate Investors LLC, LF Strategic Realty Investors L.P., Prometheus Western Retail Trust, Prometheus Western Retail, LLC and Pan Pacific Retail Properties, Inc.

10.1	Stockholder Voting Agreement dated as of November 5, 2002, by and among Edward D. Fox, Jr., Stuart J.S. Gulland, Edward A. Stokx and Pan Pacific Retail Properties, Inc.

10.2

Stockholders Voting Agreement dated as of November 5, 2002, by and among Lazard Frères Real Estate Investors LLC, LF Strategic Realty Investors L.P., Prometheus Western Retail Trust, Prometheus Western Retail, LLC and Pan Pacific Retail Properties, Inc.

99.1	Joint press release dated November 6, 2002.

4